Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on June 4, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Trina Solar Limited
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
No. 2 Tian He Road Electronics Park, New District Changzhou, Jiangsu 213031 People's Republic of China (86) 519 8548 2008 (Address and telephone number of Registrant's principal executive offices)	CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 894-8940 (Name, address, and telephone number of agent for service)

Copies to:

David T. Zhang, Esq.
Benjamin Su, Esq.
c/o Kirkland & Ellis International LLP
26th Floor, Gloucester Tower
The Landmark
15 Queen's Road Central, Hong Kong
(852) 3761-3318

Approximate date of commencement of proposed sale to the public:
                   From time to time after the effective date of this registration statement

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount To Be Registered(3)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Ordinary shares, par value $0.00001 per ordinary share(2)	—	—	—	—

Preferred shares	—	—	—	—

Debt securities	—	—	—	—

Warrants	—	—	—	—

(1)
Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States.

(2)
American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (Registration No. 333-139161). Each American depositary share represents 50 ordinary shares.

(3)
An indeterminate aggregate number of securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Trina Solar Limited

Ordinary Shares
Preferred Shares
Debt Securities
Warrants

        We may offer and sell the securities in any combination from time to time in one or more offerings. The debt securities and warrants may be convertible into or exercisable or exchangeable for our ordinary shares, preferred shares, depository shares or our other securities. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

        We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

        Investing in our securities involves risks. See the "Risk Factors" section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. See "Plan of Distribution." If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is June 4, 2014.

i

ABOUT THIS PROSPECTUS

        You should read this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference."

        In this prospectus, unless otherwise indicated or unless the context otherwise requires,

  •
  "we," "us," "our," "our company" and "Trina" refer to Trina Solar Limited, its predecessor entities and its subsidiaries;

  •
  "ADSs" refers to American depositary shares, each of which represents 50 of our ordinary shares;

  •
  "China" or "PRC" refers to the People's Republic of China, excluding, for the purpose of this prospectus and any prospectus supplement, Taiwan and special administrative regions of Hong Kong and Macau;

  •
  "RMB" or "Renminbi" refers to the legal currency of China, "$" or "U.S. dollars" refers to the legal currency of the United States, and "€" or "Euro" refers to the legal currency of the European Union;

  •
  "shares" or "ordinary shares" refers to our ordinary shares, par value $0.00001 per share; and

  •
  "issued and outstanding" refers to our shares that have been issued, outstanding and paid in full, for the avoidance of doubt, excluding shares that have been set aside in relation to any share incentive plan or convertible debt security.

        This prospectus is part of an "automatic shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. By using a shelf registration statement, we may sell any combination of our ordinary shares, preferred shares, debt securities and warrants from time to time and in one or more offerings. This prospectus only provides you with a summary description of our ordinary shares. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than ordinary shares and ADSs) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file reports and other information with the SEC. You may read and copy any document that we file at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part, and the exhibits and schedules thereto.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care.

        Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC:

  •
  Our annual report on Form 20-F for the fiscal year ended December 31, 2013, filed with the SEC on April 2, 2014.

  •
  All subsequent reports on Form 20-F and any report on Form 6-K that indicates it is being incorporated by reference that we file with the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2013 filed on April 2, 2014, contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These financial statements are prepared in accordance with U.S. GAAP.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, but not delivered with the prospectus. Requests for such copies should be directed to:

No. 2 Tian He Road
Electronics Park, New District
Changzhou, Jiangsu 213031
People's Republic of China
(86) 519 8548 2008
Attention: Chief Financial Officer

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus supplement. These documents may also be accessed through our website at www.trinasolar.com or as described under the heading "Where You Can Find More Information About Us" above. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain "forward-looking" statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would" or similar expressions, which refer to future events and trends, identify forward-looking statements. We do not guarantee that the transactions and events described in this prospectus or in any prospectus supplement will happen as described or at all. You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation may change in the future.

        Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur that will affect our results. The "Risk Factors" section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

        This prospectus also contains or incorporates by reference data related to the solar power market in several countries, including China. These market data, including market data from Solarbuzz, an independent solar energy research firm, include projections based on a number of assumptions. The solar power market may not grow at the rates projected by the market data or at all. The failure of the market to grow at the projected rates may materially and adversely affect our business and the market price of our securities. In addition, the rapidly changing nature of the solar power market and related regulatory regimes subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

Overview

        We are a large-scale integrated solar-power products manufacturer and solar system developer based in China with a global distribution network covering Europe, Asia, North America, Australia and Africa. Since we began our solar-power products business in 2004, we have integrated the manufacturing of ingots, wafers and solar cells for use in our photovoltaic, or PV, module production. Our PV modules provide reliable and environmentally-friendly electric power for residential, commercial, industrial and other applications worldwide. We also develop, design, construct, operate and sell solar power projects that primarily use the solar modules we manufacture.

        We produce standard monocrystalline PV modules ranging from between 205 watts, or "W," and 215 W to between 260 W and 270 W in power output and multicrystalline PV modules ranging from 240 W to 310 W in power output. We build our PV modules to general specifications, as well as to our customers' and end-users' specifications. We sell and market our products worldwide, including China, the United States and Germany, where government incentives have accelerated the adoption of solar power. In recent years, we have also increased our sales in newer and emerging solar power markets, which include the United Kingdom, India, Australia and Japan, as well as other markets in Asia, Africa, the Middle East, Latin America, and the Caribbean Islands. We have established regional headquarters and offices located in Europe, North America and Asia to target sales and distribution in those markets. We primarily sell our products to wholesalers, power plant developers and operators and PV system integrators, including Solar City, TEBA Sunoasis Co., Ltd., Anesco Limited, Sanshin Electronics Co., Ltd., and China Huadian Engineering Co., Ltd.

        As of December 31, 2013, we had an annual manufacturing capacity of ingots and wafers of approximately 1,400 megawatts, or "MW," cells of approximately 2,500 MW and modules of approximately 2,800 MW. In order to fill the gap between our needs for PV cells and our ingots and wafer manufacturing capacities that was created by strong market demand, and to achieve export cost advantages to certain markets, we contract toll services from third party manufacturers to process ingots and wafers and source wafers from our suppliers and strategic partners. Subsequently, we have developed relationships with various domestic and international suppliers of ingots and wafers.

        We purchase polysilicon from our network of over ten suppliers, including several leading global producers of polysilicon, and have developed strong relationships with our suppliers. To reduce raw material costs, we continue to focus our research and development, or R&D, on improving solar cell conversion efficiency and enhancing manufacturing yields. Our R&D platform has been further enhanced by our R&D laboratory that we were commissioned by the PRC Ministry of Science and Technology to establish in the Changzhou PV Park, or the PV Park, located adjacent to our headquarters. We began using the R&D laboratory in the PV Park in March 2012, and in November 2013 it was accredited by China's Ministry of Science and Technology.

        We began our R&D efforts in solar power products in 1999. We began our system integration business in 2002, our PV module business in late 2004 and our production of solar cells in April 2007. In 2011, 2012 and 2013, we generated net sales of $2,047.9 million, $1,296.7 million and $1,775.0 million, respectively. We recorded a net loss of $37.8 million, $266.6 million and $72.2 million in 2011, 2012 and 2013, respectively.

 RISK FACTORS

        Please see the factors set forth under the heading "Item 3. Key Information—D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, if applicable, in any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include that the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States. Our constituent documents do not contain provisions requiring that disputes be submitted to arbitration, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders.

        Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Fangda Partners, our counsel as to PRC law, have advised us, respectively, that it is uncertain whether the courts of the Cayman Islands and China, respectively, would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as debt in the courts of the Cayman Islands under the common law doctrine of obligation. Civil liability provisions of the U.S. federal and state securities law permit punitive damages against us; however, according to Conyers Dill & Pearman, Cayman Island courts would not recognize or enforce judgments against us to the extent the judgment is punitive or penal. It is uncertain as to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities law would be determined by the Cayman Islands courts as penal or punitive in nature. Such a determination has yet to be made by any Cayman Islands court.

        Fangda Partners has advised us further that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there is currently no treaty or other agreement of reciprocity between China and the United States governing the recognition and enforcement of a judgment, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the period indicated.

        The ratios are calculated by dividing earnings by fixed charges. For the purpose of computing the ratio of earnings to fixed charges:

  •
  "earnings" consist of income from continuing operations before income taxes, fixed charges, amortization of capitalized interest and distributed income of equity investees, minus capitalized interest and noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges; and

  •
  "fixed charges" consist of interest expense, including capitalized interest and amortization of debt issuance costs.

	Year Ended December 31,
	2009	2010	2011(1)	2012(2)	2013(3)
Ratio of earnings to fixed charges	5.2x	11.0x	—	—	—

(1)
Earnings for the year ended December 31, 2011 were insufficient to cover fixed charges by $32.5 million as we had a loss before income taxes of $30.5 million due largely to decreases in the average selling price of our PV modules.

(2)
Earnings for the year ended December 31, 2012 were insufficient to cover fixed charges by $291.2 million as we had a loss before income taxes of $292.0 million due largely to further decreases in the average selling price of our PV modules and higher operating expenses.

(3)
Earnings for the year ended December 31, 2013 were insufficient to cover fixed charges by $84.3 million as we had a loss before income taxes of $85.3 million due largely to further decreases in the average selling price of our PV modules, though partly offset by a decrease in operating expenses.

        We have not issued any preferred stock as of the date of this prospectus. Accordingly, the ratio of earnings to combined fixed charges and preference dividends is equivalent to the ratio of earnings to fixed charges for each of the periods indicated above.

 DESCRIPTION OF SECURITIES

        The following is a description of the terms and provisions of our ordinary shares, including ordinary shares represented by ADSs, preferred shares, debt securities and warrants to purchase ordinary shares, preferred shares, ADSs or debt securities we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association and the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, or the Companies Law.

        As of the date hereof, our authorized share capital consists of 73,000,000,000 ordinary shares, with a par value of $0.00001 each. As of June 3, 2014, 3,565,460,157 ordinary shares are issued and outstanding.

        The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

        General.    All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our ordinary shares are issued when registered in our register of shareholders. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our shareholders in general meeting or board of directors subject to the Companies Law, our articles of association and the common law of the Cayman Islands.

        Voting Rights.    Subject to our articles of association, at any meeting of shareholders, on a show of hands every shareholder present in person (or being a corporation, is present by a duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person or by proxy (or in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote for every fully paid share of which he is the holder. Voting at any meeting of shareholders is by a show of hands unless a poll is demanded as described in our articles of association. A poll may be demanded by (i) the chairman of the meeting, (ii) at least three shareholders present in person or, in the case of a shareholder being a corporation, by its duly authorized representative or by proxy for the time being entitled to vote at the meeting, (iii) any shareholder or shareholders present in person or, in the case of a shareholder being a corporation, by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all the shareholders having the right to vote at the meeting, or (iv) a shareholder or shareholders present in person or, in the case of a shareholder being a corporation, by its duly authorized representative or by proxy and holding not less than one-tenth of the total sum paid up on all of our voting shares.

        The quorum required for a meeting of shareholders consists of at least two shareholders entitled to vote representing not less than one-third in nominal value of our total outstanding voting shares present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders' meetings are held annually and may, in addition, also be convened by our board of directors on its own initiative. In general, advance notice of at least ten clear days is required for the convening of our annual general meeting and other shareholders' meetings.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast in a general meeting by such shareholders as, being entitled to do, vote in person or, in the case of a corporation, by its duly authorized representative or (where allowed) by proxy, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast in a general meeting by such shareholders as, being entitled to do, vote in person or, in the case of a corporation, by its duly authorized representative or (where allowed) by proxy. A special resolution is required for important matters such as a change of name or an amendment to our memorandum or articles of association. Holders of the ordinary shares may effect certain changes by ordinary resolution, including increase the amount of our authorized share capital, consolidate and divide all or any of our share capital into shares of larger amount than our existing share capital, and cancel any unissued shares which have not been agreed to be taken.

        Transfer of Shares.    Subject to the restrictions of our articles of association, as more fully described below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or by any other form approved by our board.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or (not being a fully paid up share) on which we have a lien. Our directors may also decline to register any transfer of any ordinary shares unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of ordinary shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as the New York Stock Exchange may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof. There is presently no legal requirement under Cayman Islands law for instruments of transfer for our ordinary shares to be stamped subject to certain exceptions. In addition, our board of directors has no present intention to charge any fee in connection with the registration of a transfer of ordinary shares.

        If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on prior notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the share register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the share register closed for more than 30 days in any year.

        Liquidation.    On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately to the share capital paid up, or which ought to have been paid up at the commencement of the winding up.

        Calls on Shares and Forfeiture of Shares.    Our articles of association permit us to issue our shares, including ordinary shares, nil paid and partially paid. This permits us to issue shares where the payment for such shares has yet to be received. Although our articles give us the flexibility to issue nil paid and partly paid shares, our board has no present intention to do so. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid whether as to nominal amount or premium on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

        Redemption of Shares.    Subject to the provisions of the Companies Law, the rules of the designated stock exchange, our memorandum and articles of association and to any special rights conferred on the holders of any shares or class of shares, we may issue shares on terms that they are subject to redemption at our option or at the option of the holders, on such terms and in such manner as may be determined by our board of directors. Our currently outstanding ordinary shares and those to be issued in this offering will not be subject to redemption at the option of the holders or at our option.

        Variations of Rights of Shares.    All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

        Inspection of Register of Members.    Pursuant to our articles of association, our register of members and branch register of members shall be open for inspection by shareholders for such times and on such days as our board of directors shall determine, without charge, or by any other person upon a maximum payment of CI$2.50 or such other sum specified by the board, at the registered office or such other place at which the register is kept in accordance with the Companies Law or, upon a maximum payment of CI$1.00 or such other sum specified by the board, at the registration office for any branch register of members, unless the register is closed in accordance with our articles of association.

        Designations and Classes of Shares.    All of our issued shares are currently ordinary shares. Our articles provide that, subject to our articles, the Companies Law, the rules of the designated stock exchange, our authorized unissued shares shall be at the disposal of our board of directors, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as our board may in its absolute discretion determine, but so that no shares shall be issued at discount. In particular, our board of directors is empowered to authorize from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series, but not below the number of shares of any class or series of preferred shares then outstanding.

Preferred Shares

        Our articles provide that our authorized unissued shares shall be at the disposal of our board of directors, which may offer, allot, grant options over or otherwise dispose of such shares to such persons, at such times and for such consideration and upon such terms and conditions as our board may in its absolute discretion determine. In particular, our board of directors is empowered to authorize from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series, but not below the number of any class or series of preferred shares then outstanding.

        The resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with, or be junior to the preferred shares of any other class or series.

Differences in Corporate Law

        The Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.

  (i)    Scheme of Arrangement

        The Companies Law contains statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the Grand Court the view that the transaction ought not to be approved, the Grand Court may approve the arrangement if it determines that:

  •
  the company is not proposing to act illegally or beyond the scope of its authority and that the company has complied with the statutory provisions as to majority vote;

  •
  the shareholders have been fairly represented at the meeting in question;

  •
  the arrangement is such that a businessman would reasonably approve; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a "fraud on the minority."

        When a take-over offer is made and accepted by holders of 90% of the shares affected within four months, the offerer may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

  (ii)   Mergers and Consolidations

        In addition to the existing schemes of arrangement provisions described above, the Companies Law, under Part XVI thereof, permits mergers and consolidations between Cayman Islands companies and between Cayman companies and foreign companies is introduced.

        The procedure to effect a merger or consolidation is as follows:

  •
  the directors of each constituent company must approve a written plan of merger or consolidation, or the Plan;

  •
  the Plan must be authorized by each constituent company by (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in each such constituent company's articles of association. A proposed merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries will not require authorization by special resolution of such companies if a copy of the Plan is given to every shareholder of each subsidiary to be merged unless the shareholders agree otherwise;

  •
  the consent of each holder of a fixed or floating security interest of a constituent company in a proposed merger or consolidation is required unless the court (upon the application of the constituent company that has issued the security) waives the requirement for consent;

  •
  the Plan must be signed by a director on behalf of each constituent company and filed with the Registrar of Companies together with the required supporting documents;

  •
  a certificate of merger or consolidation is issued by the Registrar of Companies which is prima facie evidence of compliance with all statutory requirements in respect of the merger or consolidation.

  •
  The merger or consolidation shall be effective when the Plan is registered with the Register of Companies or a later date if specified in the Plan in accordance with the Companies Law. All rights and property of each of the constituent companies will then vest in the surviving or consolidated company which will also be liable (subject to any other agreement between the parties) for all debts, contracts, obligations and liabilities of each constituent company. Similarly, any existing claims, proceedings or rulings of each constituent company will automatically be continued against the surviving or consolidated company; and

  •
  provision is made for a dissenting shareholder of a Cayman constituent company to be entitled to payment of the fair value of his shares upon dissenting to the merger or consolidation if the required procedures are followed. Where the parties cannot agree on the price to be paid to the dissenting shareholder, either party may file a petition to the court to determine fair value of the shares. These rights are not available where an open market exists on a recognized stock exchange for the shares of the class held by the dissenting shareholder.

        Shareholders' Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and a derivative action may not ordinarily be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands although not technically binding, exceptions to the foregoing principle may apply so that a shareholder may be permitted to bring a claim on a company's behalf in circumstances in which:

  •
  a company is acting or proposing to act illegally or beyond the powers defined by laws and its memorandum and articles of association;

  •
  the act complained of, although not beyond the powers defined by laws and its memorandum and articles of association, could be effected duly if authorized by more than a simple majority vote which has not been obtained; and

  •
  those who control the company are perpetrating a "fraud on the minority."

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent 50 shares deposited with the principal Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary's corporate trust office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon's principal executive office is located at One Wall Street, New York, New York 10286.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by holding ADSs in the Direct Registration System, or DRS, or (B) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        DRS is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be confirmed by periodic statements sent by the depositary to the ADS holders entitled thereto.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. Directions on how to obtain copies of those documents are provided on page 2 of this prospectus.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

  •
  Cash.  The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars if it can do so on a reasonable basis, and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

  Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. See "Taxation." The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.  The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares.

  •
  Rights to purchase additional shares.  If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

  If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

  U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

  •
  Other Distributions.  The depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice: it may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash; or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution.

  The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

        You may turn in your ADSs at the depositary's corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

        You may instruct the depositary to vote the deposited securities. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares your ADSs represent. However, you may not know about the meeting enough in advance to withdraw the shares.

        If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the shares or other deposited securities underlying your ADSs as you direct, including an express indication that such instruction may be given or deemed given in accordance with the next-to-last sentence of this paragraph if no instruction is received, to the depositary to give a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practicable, subject to the laws of Cayman Islands and the provisions of our constitutive documents, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. If no instructions are received by the depositary from any owner with respect to any of the deposited securities represented by the ADSs on or before the date established by the depositary for such purpose, the depositary shall deem the owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to a matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter would materially and adversely affects the rights of holders of the shares.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting not fewer than 30 days before the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property; or
• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$.02 (or less) per ADS	• Any cash distribution to you
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities that are distributed by the depositary to ADS holders
$.02 (or less) per ADSs per calendar year	• Depositary services
Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement); or
• Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the depositary may make payments to us to reimburse and / or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you the proceeds, if any, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our shares;	The cash, shares or other securities received by the depositary will become deposited securities.
• Reclassify, split up or consolidate any of the deposited securities;	Each ADS will automatically represent its equal share of the new deposited securities; and
• Distribute securities on the shares that are not distributed to you; or

The depositary may distribute some or all of the cash, shares or other securities it receives. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, such amendment will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADS, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement if we ask it to do so. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary bank within 60 days. In either case, the depositary must notify you at least 30 days before termination.

        After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Six months or more after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary's only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

  •
  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

  •
  are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

  •
  are not liable if either of us exercises discretion permitted under the deposit agreement;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party; and

  •
  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

  •
  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADRs

        You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

  •
  When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our shares;

  •
  When you owe money to pay fees, taxes and similar charges; or

  •
  When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the shares or ADSs to be deposited, (b) assigns all beneficial rights, title and interest in such shares or ADSs to the depositary for the benefit of the owners and (c) will not take any action with respect to such shares or ADSs that is inconsistent with the transfer of beneficial ownership; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through DRS/Profile and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

        The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

        The debt securities will be issued under an indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture (Section 3.01). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the series of debt securities, if applicable:

  •
  the title of the debt securities of the series;

  •
  any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

  •
  the dates or periods during which the debt securities of the series may be issued, and the dates or the range of dates within which the principal of and premium, if any, may be payable;

  •
  the rate at which the debt securities of the series shall bear interest or the method by which such rate shall be determined, the date from which such interest shall accrue, or the method by which such date shall be determined, the interest payment dates on which any such interest shall be payable and the record date for the determination of holders to whom interest is payable;

  •
  the currency in which the debt securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest shall be payable and any other terms concerning such payment;

  •
  if the amount of payment of principal of, premium, if any, or interest on the debt securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a currency or currencies other than that in which the debt securities of the series are stated to be payable, the manner in which such amounts shall be determined;

  •
  if the principal of, premium, if any, or interest on debt securities of the series are to be payable, at our or a holder's election, in a currency other than that in which the debt securities of the series are denominated or stated to be payable, the period or periods within which, and the terms and conditions, including the exchange rate, upon which such election may be made and the manner of determining the exchange rate;

  •
  the place or places where the principal of, premium, if any, and interest on the debt securities of the series shall be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

  •
  the price at which, the period or date on which, and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part;

  •
  any of our obligation to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or the date on which, and the terms and conditions upon which such debt securities shall be redeemed, purchased or repaid, in whole or in part;

  •
  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

  •
  if other than the principal amount, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

  •
  whether the debt securities of the series are to be issued as original issue discount debt securities of the series and the amount of discount with which such debt securities may be issued;

  •
  whether the debt securities of the series are to be issued in whole or in part in the form of one or more global securities and the depositary for such global securities and the terms and conditions upon which interests in such global securities may be exchanged in whole or in part for the individual securities;

  •
  the date as of which any global security of the series shall be dated if other than the original issuance of the first debt security to be issued;

  •
  the form of the debt securities of the series;

  •
  if the debt securities of the series are to be convertible into or exchangeable for any securities of any person, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

  •
  whether the debt securities of the series of such series are subject to subordination and the terms of such subordination; and

  •
  any other terms of the debt securities of the series, including events of default (including deletion or modification of any event of default) and/or additional covenants or any provisions of the indenture that shall not apply to such debt securities or shall apply as modified by the terms of a board resolution or supplemental indenture (Section 3.01).

The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our Board of Directors, the officer's certificate or the supplemental indenture related to the series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of ordinary shares or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into any person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to any successor person in a single transaction or series of transactions, unless:

  •
  we are the surviving person or the resulting, surviving or transferee person, if other than us, is a corporation, organized and validly existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda, Hong Kong, the United States, any state of the United States or the District of Columbia and assumes our obligations on the debt securities of the series and under the indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing;

  •
  if as a result of such transaction the debt securities of the series become convertible into capital stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of us or such successor under the debt securities of the series and the indenture; and

  •
  other conditions described in the indenture are met (Section 6.04).

Reports

        The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, will be delivered to the trustee within 30 days after the same is required to be filed with the SEC, provided, however, that any such reports or documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed delivered to the trustee (Section 10.02).

Events of Default

        Each of the following constitutes an "event of default" with respect to debt securities of any series:

          (1)   default in the payment of any interest on any of the debt securities of the series, when the interest becomes due and payable, and continuance of such default for a period of 30 days;

          (2)   default in the payment of the principal of or any premium on any of the debt securities of the series, when the principal or premium becomes due and payable at their maturity or upon exercise of a repurchase right;

          (3)   failure to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of the debt securities the series, which failure shall have continued unremedied for a period of 30 days;

          (4)   failure to comply with any of our other agreements contained in the debt securities or the indenture (including any indenture supplemental), which failure continues for 90 days after written notice of such default from the trustee or holders of at least 25% in principal amount of the debt securities then outstanding has been received by us;

          (5)   the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of our company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging that we are bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of our company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of our company or of any substantial part of our property, or ordering the winding-up or liquidation of our affairs;

          (6)   the commencement by us of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by either our company to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against us, or the filing by us of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by us to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of our company or of any substantial part of our property, or the making by us of an assignment for the benefit of creditors, or the admission by our company in writing of our inability to pay our debts generally as they become due, or the authorization of any such action by our board of directors; or

          (7)   the occurrence of any other event of default with respect to the debt securities as provided in a supplemental indenture or officer's certificate, if any, applicable to such debt securities (Section 7.01).

        If an event of default other than an event of default described in clauses (5) and (6) above with respect to us occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series then outstanding may declare the principal amount of the debt securities of the series then outstanding plus any interest on the debt securities of the series accrued and unpaid, if any, through the date of such declaration to be immediately due and payable, or acceleration. The indenture provides that if an event of default described in clauses (5) and (6) above with respect to us occurs, the principal amount of the debt securities of the series plus accrued and unpaid interest, if any, will automatically become immediately due and payable. However, the effect of such provision may be limited by applicable law (Section 7.02).

        At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of the series then outstanding may, under certain circumstances, rescind and annul such acceleration (Section 7.02).

        The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand (Section 11.01). Subject to the indenture and applicable law, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of the series (Section 7.06).

        No holder shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust under the indenture or for the appointment of a receiver or for any other remedy under the indenture, in each case with respect to an event of default, unless:

  •
  such holder previously shall have given to the trustee written notice of a continuing event of default;

  •
  the holders of 25% in principal amount of the debt securities of the series then outstanding shall have requested the trustee in writing to take action in respect of the complained matter; and

  •
  a satisfactory indemnity against the costs, expenses and liabilities to be incurred shall have been offered to the trustee, and the trustee, within 60 days after receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding;

and such notice, request and offer of indemnity are conditions precedent to any such action, suit or proceeding by any holder of the debt securities of the series. However, nothing in the indenture or in the debt securities of the series shall affect or impair our obligation to pay the principal of, premium, if any, and interest on the debt securities of the series to the holders at the due dates or affect or impair the right of such holders to institute suit to enforce the payment of, or conversion of, the debt securities of the series (Section 7.07).

Modification and Waiver

        We and the trustee may amend or supplement the indenture or debt securities of any affected series without prior notice to, or the consent of, the holders, for any one or more of or all the following purposes:

          (1)   to add to the covenants and agreements to be observed and to add events of default, in each case for the protection or benefit of the holders of the debt securities of the series, or to surrender any right or power conferred upon us;

          (2)   to add any events of default and to specify the rights and remedies of the trustee and the holders of the debt securities of the series;

          (3)   to evidence the succession of another corporation to us, or successive successions, and the assumption by such successor of our covenants and obligations in the debt securities of the series and the indenture;

          (4)   to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provision of the indenture as necessary for or facilitate the administration of the trusts hereunder by more than one trustee;

          (5)   to secure the debt securities of the series;

          (6)   to evidence any changes to the indenture for the removal or appointment of trustee or replacement of trustee resulting from merger, conversion or consolidation;

          (7)   to cure any ambiguity or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the debt securities of the series;

          (8)   to comply with the requirements of the Trust Indenture Act or the rules and regulations of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

          (9)   to add guarantors or co-obligors with respect to the debt securities of the series;

          (10) to prohibit the authentication and delivery of the additional debt securities;

          (11) to establish the form and terms of securities of any new series, or to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series;

          (12) to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any of the debt securities of the series thereunder, provided that any such action shall not adversely affect the interests of any holder of the debt securities of the series in any material respect as evidenced by an opinion of counsel;

          (13) to make any changes of a formal, minor or technical nature or necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an opinion of counsel so long as such change does not adversely affect the rights of the holders of the debt securities of the series in any material respect; or

          (14) to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply (Section 14.01).

        With the consent of the holders of a majority in aggregate principal amount of the debt securities of any affected series, we and the trustee may amend or supplement the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the indenture or of modifying in any manner the rights of the holders of the debt securities of the series; provided, however, that no such amendment or supplement shall, without the consent of the holder of each outstanding debt security affected thereby (and without the consent of the trustee as to (3) below),

          (1)   extend the maturity of the principal of, or any installment of interest on, the debt securities of the series, or reduce the principal amount or the interest or any premium payable upon redemption of the debt securities of the series, or change the currency in which the principal of and premium, if any, or interest on the debt securities of the series is denominated or payable, or reduce the amount of the principal upon a declaration of acceleration of the maturity, or impair the right to institute suit for the enforcement of any payment on any note or adversely affect the right of the holders to convert the note;

          (2)   reduce the percentage in principal amount of the debt securities of the series, the consent of whose holders is required for any amendment or supplement, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for the indenture;

          (3)   modify the rights, duties or immunities of the trustee;

          (4)   modify the provisions with respect to the repurchase rights of the holders in a manner adverse to holders; or

          (5)   alter the manner of calculation or rate of accrual of interest, repurchase price or the conversion rate (except in a manner provided for in the indenture) on any debt security or extend the time for payment of any such amount (Section 14.01).

        In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may, without prior notice to the holders, waive our compliance in any instance with any provision of the indenture or waive any past default under the indenture and its consequences, except a default in the payment of any amount due or with respect to any debt security or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected (Section 7.06).

        We may set a record date for determining the identity of the holder of the debt securities of the series entitled to give a written consent or waive compliance by us. Such record date shall not be more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of holders furnished to the trustee prior to such solicitation pursuant to Section 312 of the Trust Indenture Act (Section 14.02).

        Promptly after the execution by us and the trustee of any amendment or supplement, we shall mail a notice describing generally such amendment or supplement to the holders of debt securities of the series at their addresses appearing in our register. Any failure by us to mail such notice shall not impair or affect the validity of any such supplement or amendment (Section 14.02).

Satisfaction and Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities of any series or by depositing with the paying agent, whether at maturity or any repurchase date, all the debt securities of the series, funds or other consideration (as applicable under the terms of the indenture) sufficient to pay all of our obligations with respect to the outstanding debt securities of the series and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture (Section 12.01).

Governing Law

        The indenture and the debt securities of the series are governed by, and construed in accordance with, the laws of the State of New York (Section 16.12).

DESCRIPTION OF WARRANTS

        This section describes the general terms of the warrants that we may offer and sell using this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

        We may issue warrants to purchase preferred shares, ordinary shares (including ordinary shares represented by ADSs) or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

        We may issue warrants for the purchase of our equity securities, such as our preferred shares or ordinary shares (including ordinary shares represented by ADSs). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

        The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus.

        The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

  •
  the title of the equity warrants;

  •
  the initial offering price;

  •
  the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

  •
  the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

  •
  if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

  •
  anti-dilution provisions of the equity warrants, if any;

  •
  redemption or call provisions, if any, applicable to the equity warrants; and

  •
  any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

        We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

        The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus.

        The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

  •
  the title of the debt warrants;

  •
  the initial offering price;

  •
  the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

  •
  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

  •
  if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

  •
  whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  anti-dilution provisions of the debt warrants, if any;

  •
  redemption or call provisions, if any, applicable to the debt warrants;

  •
  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants; and

  •
  the exercise price.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture governing such debt securities.

PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

  •
  through agents;

  •
  to dealers or underwriters for resale;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

        Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named and any commissions payable by us to such agent will be set forth in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

Delayed Delivery Contracts

        If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

        We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

        Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

 LEGAL MATTERS

        The validity of the debt securities and warrants offered by this prospectus, to the extent governed by the laws of the State of New York, will be passed upon for us by Kirkland & Ellis, our United States counsel. The validity of the ordinary shares and the preferred shares, to the extent governed by the laws of Cayman Islands, will be passed upon for us by Conyers Dill & Pearman, our legal counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Fangda Partners, our counsel as to PRC law.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule of Trina Solar Limited as of December 31, 2012 and 2013 and for the years then ended, and management assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The offices of KPMG are located at 8th Floor, Prince's Building, 10 Chater Road, Central, Hong Kong Special Administration Region, People's Republic of China.

        The consolidated statements of operations, comprehensive income, changes in equity and cash flows, and the related financial statement schedule, incorporated in this prospectus by reference from Trina Solar Limited's Annual Report on Form 20-F for the year ended December 31, 2011 have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 30th Floor, Bund Center, 222 Yan An Road East, Shanghai 200002, People's Republic of China.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Cayman Islands law also prohibits indemnification of directors for breach of their core fiduciary duties owed to their company, which may not be contracted out of. Our articles of association provide for actions, charges, indemnification of officers and directors for losses, damages, costs and expenses incurred in their execution of their duties in their capacities as such, except through fraud or dishonesty.

        Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

ITEM 9.    EXHIBITS

        See Exhibit Index beginning on page II-6 of this registration statement.

ITEM 10.    UNDERTAKINGS

(A)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

  (5)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

    The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

(D)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, or the Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Changzhou, People's Republic of China, on June 4, 2014.

TRINA SOLAR LIMITED
By:	/s/ Jifan Gao Jifan Gao Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Jifan Gao and Teresa Tan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on June 4, 2014.

Signature	Title

/s/ Jifan Gao Jifan Gao	Chairman and Chief Executive Officer (principal executive officer)
/s/ Teresa Tan Teresa Tan	Chief Financial Officer (principal financial and accounting officer)
/s/ Liping Qiu Liping Qiu	Director
/s/ Jerome Corcoran Jerome Corcoran	Director
/s/ Qian Zhao Qian Zhao	Director

Signature	Title

/s/ Yeung Kwok On Yeung Kwok On	Director
/s/ Henry Wai Kwan Chow Henry Wai Kwan Chow	Director
/s/ Donald J. Puglisi Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized U.S. Representative

INDEX TO EXHIBITS

Exhibit Number		Description of Document
1.1	*	Form of Underwriting Agreement
4.1		Registrant's Form American Depositary Receipt (included in Exhibit 4.3)
4.2		Registrant's Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 of our Registration Statement on Form F-1 (file no. 333-142970) filed with the Securities and Exchange Commission on May 15, 2007)
4.3		Deposit Agreement, as amended and restated, among the Registrant, the depositary and all owners and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 of our Post-Effective Amendment No. 1 to the Registration Statement on Form F-6 (file No. 333-139161) filed with the Securities and Exchange Commission on November 21, 2008)
4.4		Form of Indenture
4.5	*	Form of Debt Security
4.6	*	Form of Warrant
4.7	*	Form of Warrant Agreement
5.1		Opinion of Conyers Dill & Pearman regarding the validity of the securities
5.2		Opinion of Kirkland & Ellis regarding the validity of the securities
8.1	*	Opinion of Conyers Dill & Pearman regarding the tax matters
8.2	*	Opinion of Kirkland & Ellis LLP regarding the tax matters
8.3	*	Opinion of Fangda Partners regarding the tax matters
12.1		Statement regarding the computation of ratio of earnings to fixed charges
23.1		Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Independent Registered Public Accounting Firm
23.2		Consent of KPMG, Independent Registered Public Accounting Firm
23.3		Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.4		Consent of Kirkland & Ellis (included in Exhibit 5.2)
23.5		Consent of Fangda Partners
24.1		Powers of Attorney (included on signature page)
25.1		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

*
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.